UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2014

SABRE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(682) 605-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

As previously disclosed, Sabre Corporation (the "Company") is a party to a Management Stockholders’ Agreement (the "MSA") with former and current employees which was executed when those employees obtained stock in the Company, in most cases prior to the Company’s initial public offering. Under the MSA, these current and former employees are entitled to specified registration rights with respect to their shares of common stock in the Company ("Shares") and are obligated to comply with specified transfer restrictions with respect to those Shares. The transfer restrictions will terminate by their terms once the Company has a public float of 20%.

On September 12, 2014, the Company will circulate a notice (the "Notice") to certain of its former employees who are party to the MSA and who own Shares or options exercisable for Shares (such employees receiving the Notice, the "Former Employees" and such Shares, the "MSA Shares"), representing approximately 3 million MSA Shares and 2 million options exercisable for Shares. The Notice informs the Former Employees that (i) the MSA transfer restrictions applicable to their MSA Shares are expected to be waived as of October 14, 2014 (the same date the lock-up agreements executed in connection with our initial public offering are expected to no longer be effective) and (ii) the Company expects to file a shelf Registration Statement on Form S-1 (the "Registration Statement") on behalf of the Former Employees to facilitate sales of MSA Shares by Former Employees and to fulfill the Company’s obligations under the MSA. No shares of any of our other shareholders, including Silver Lake and TPG, will be registered nor will any shares of current employees be registered pursuant to this planned shelf Registration Statement. The Company expects the Registration Statement to be declared effective on or around October 14, 2014, but such effectiveness is contingent on a number of factors, including the Securities and Exchange Commission’s (the "SEC") review process and other timing and information factors.

No waiver of MSA transfer restrictions applicable to the MSA Shares is expected to occur prior to October 14, 2014. Upon the waiver of the transfer restrictions described above, substantially all of the Former Employees will be eligible to sell their MSA Shares pursuant to the resale provisions of Rule 144 under the Securities Act of 1933, as amended, and, once the Registration Statement becomes effective, the Former Employees who have provided the Company with the necessary documentation will have the additional option of selling their MSA Shares under the Registration Statement if and when it is declared effective by the SEC.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

Note: Information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE CORPORATION

September 12, 2014	By:	/s/ Richard A. Simonson

Name: Richard A. Simonson
Title: Chief Financial Officer